Exhibit 10.9

FOURTH AMENDMENT TO

AMENDED AND RESTATED LOAN AGREEMENT

(B-1)

THIS FOURTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (“Amendment”) is effective this 21st day of February, 2018 (the “Amendment Effective Date”) among WELLTOWER INC. (formerly known as Health Care REIT, Inc.), a corporation organized under the laws of the State of Delaware (“Lender”), having its chief executive office located at 4500 Dorr Street, Toledo, Ohio  43615‑4040, and each of the borrower entities set forth on Schedule I (individually and collectively, “Borrower”), each having its chief executive office located at 101 East State Street, Kennett Square, Pennsylvania 19348.

R E C I T A L S:

A. Lender and Borrower have previously entered into an Amended and Restated Loan Agreement (as amended, the “Loan Agreement”) executed December 22, 2016, effective as of October 1, 2016.
B. Concurrently herewith, Lender and GEN and certain of their Affiliates are entering into a certain Omnibus Agreement (as amended, the “Omnibus Agreement”) and the Note is being amended and restated.
C. Lender and Borrower desire to amend the Loan Agreement as set forth herein, effective for all purposes as of the Amendment Effective Date.

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Any capitalized terms not defined in this Amendment shall have the meanings set forth in the Loan Agreement.

2. Loan Amount. The definition of “Loan Amount” in Section 1.2 of the Loan Agreement is hereby amended to read in its entirety as follows:

“Loan Amount” originally meant $65,795,700.  As a result of various pre-payments, the “Loan Amount” as of the Amendment Effective Date has been reduced to $37,124,490.

3. Representations and Warranties.  Borrower hereby represents and warrants that the representations and warranties set forth in Article 4 of the Loan Agreement are true and correct as of the date hereof.

4. Affirmation. Except as specifically modified by this Amendment, the terms and provisions of the Loan Agreement are hereby affirmed and shall remain in full force and effect.

5. Binding Effect. This Amendment will be binding upon and inure to the benefit of the successors and permitted assigns of Lender and Borrower.

6. Further Modification. The Loan Agreement may be further modified only by writing signed by Lender and Borrower.

7. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original hereof, but all of which will constitute one and the same document.
8. Guarantor. This Amendment shall have no force or effect unless and until each Guarantor has concurrently executed the attached consent of Guarantor.

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IN WITNESS WHEREOF, Lender and Borrower have executed this Amendment as of the date first set forth above.

WELLTOWER INC.

By: /s/ Justin Skiver

Justin Skiver, Authorized Signatory

EACH BORROWER LISTED ON SCHEDULE 1 HERETO

By: /s/ Michael S. Sherman

Michael S. Sherman, Secretary